Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated August 20, 2020 with respect to the financial statements and financial highlights of Hussman Investment Trust (comprised of Hussman Strategic Growth Fund, Hussman Strategic Allocation Fund, Hussman Strategic Total Return Fund, and Hussman Strategic International Fund) included in its Annual Report to Shareholders (Form N-CSR) for the year ended June 30, 2020, into this Post-Effective Amendment No. 37 to the Registration Statement (Form N-1A, File No. 333-35342), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio

October 28, 2021